Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-10446, 333-775261, 333-118911 on Form S-8 of our report dated March 16, 2009, relating to the consolidated financial statements of AMCORE Financial, Inc. and the effectiveness of AMCORE Financial, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of AMCORE Financial, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

March 16, 2009